                                                                     EXHIBIT 4.3


NAME:
       --------------------

EMPLOYEE ID:
              ------------------------

                       INVESTMENT REPRESENTATION STATEMENT

         Effective as of ___________________ [insert date of option exercise] (the "EFFECTIVE DATE"), the undersigned ("Participant") has elected to purchase _________________ shares of the common stock of the Company (the "SHARES") under and pursuant to the Avanade Inc. Employee Stock Option Plan As Amended and Restated on May 13, 2004 ("Plan") and the Stock Option Agreement ("Option Agreement"). The Participant hereby makes the following certifications, representations, warranties and agreements with respect to the purchase of the Shares ("Representation Statement"):

1.       DEFINITIONS

         1.1. Capitalized words not defined herein shall have the meaning as defined in the Plan and Option Agreement as applicable.

2. RESTRICTIONS. As more fully detailed in Section 6 below, the Shares have not been registered under the Securities Act of 1933 or any applicable state law, and no interest in them may be sold, distributed, assigned, offered, pledged or otherwise transferred to any party other than the Company unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving these securities or (b) the Company receives an opinion of legal counsel for the Participant (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration. The Participant understands that a registration of the Plan under the Securities Exchange Act of 1934 shall not be an "effective registration" in accordance with (a) above.

3.       FIRST REFUSAL, REPURCHASE AND PUT RIGHTS

         3.1. RIGHTS OF FIRST REFUSAL. Before any Shares held by Participant may be sold or otherwise transferred as permitted and limited by the terms of this Representation Statement, Plan or Option Agreement (including any assignment, pledge, encumbrance or other disposition of the Shares, but not including a permitted transfer under Section 4.1 below), the Company will have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3.1 (the "RIGHT OF FIRST REFUSAL").

                  3.1.1. In the event Participant desires to accept a bona fide third-party offer for the sale or transfer of any or all of the Shares, Participant will promptly deliver to the Company a written notice (the "FIRST REFUSAL NOTICE") stating the terms and conditions of any proposed sale or transfer, including (a) Participant's bona fide intention to sell or otherwise transfer such Shares, (b) the name of each proposed

                                                                     EXHIBIT 4.3


                           Participant or other transferee (the "PROPOSED TRANSFEREE"), (c) the number of Shares to be transferred to each Proposed Transferee, and (d) the bona fide cash price or other consideration for which Participant proposes to transfer the Shares (the "OFFERED PRICE"). Participant will provide satisfactory proof that the disposition of such shares to such Proposed Transferee would not be in contravention of this Representation Statement or the terms of the Plan or Option Agreement.

                  3.1.2. At any time within a specified period no less often than the Semi-Annual Exercise Period during which a First Refusal Notice is received, the Company or its assignee may, by giving written notice to Participant, elect to purchase all or any portion of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with the following paragraph.

                  3.1.3. The purchase price for the Shares purchased under this Section 3.1 will be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the noncash consideration will be determined by the Company's Board of Directors in good faith.

                  3.1.4. Payment of the purchase price will be made, in the discretion of the Plan Administrator, either (a) in the manner set forth in Section 3.3 or (b) in the manner and at the time(s) set forth in the First Refusal Notice.

                  3.1.5. If any of the Shares proposed in the First Refusal Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee as provided in this Section 3.1, then Participant may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the First Refusal Notice, and provided that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3.1 will continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the First Refusal Notice are not transferred to the Proposed Transferee within such period, or if Participant proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new First Refusal Notice will be given to the Company, and the Company or its assignee will again be offered the Right of First Refusal before any Shares held by Participant may be sold or otherwise transferred.

         3.2. REPURCHASE AND PUT RIGHTS. The Company and the Participant each have certain rights to compel the sale of the Shares to the Company.

                  3.2.1. The Company may exercise a right to repurchase any or all of the Shares (whether issued before or after cessation of employment) at the Company's sole discretion, at

                                                                     EXHIBIT 4.3


                           the Fair Market Value of such shares on the date of such repurchase (the "REPURCHASE RIGHT"). The Company may exercise the Repurchase Right by delivering a notice to Participant specifying the number of Shares to be purchased (the "CALL NOTICE").

                  3.2.2. The Shares (whether issued before or after cessation of employment) will be entitled to certain put rights by the Participant to compel the purchase of the shares by the Company (the "PUT RIGHT"). The Participant may exercise the Put Right by delivering written notice to the Company specifying the number of Shares to be purchased by the Company substantially in a form to be provided by the Company (the "PUT NOTICE").

                  3.2.3. The purchase price for any Shares to be purchased pursuant to a Call Notice or a Put Notice will be the Fair Market Value of the Shares as set forth in the most recent Valuation Notice. Such rights are also subject to the terms of the Plan and Option Agreement.

         3.3. PAYMENT OF PURCHASE PRICE. The purchase of the Shares subject to purchase under this Section 3 will close within 60 days after receipt by the Company, or Participant as appropriate, of the applicable First Refusal Notice, Call Notice or Put Notice. Unless otherwise mutually agreed by the involved parties, the closing of any purchase by the Company under this
                  Section 3 will take place at the principal office of the Company. Subject to the maximum payment limitations set forth in Section 3.5, the purchase price for any Shares acquired through such notices will be paid in the form of (a) cash (by check, wire transfer, or otherwise), (b) the Company's assets, or (c) a combination thereof as determined by the Company in its sole discretion, except that any payment involving, in whole or in part, the Company's assets must be approved by Participant.

         3.4. EXERCISE RESTRICTIONS. Participant may not submit a First Refusal Notice or a Put Notice to the Company and the Company may not submit a Call Notice to Participant earlier than six months and one day following the date the Shares were acquired by Participant (or any shorter period specified by the Company's outside accountants as sufficient to avoid a charge to the Company's earnings for financial reporting purposes). Such notices may be submitted only during those periods specified by the Plan Administrator, including at a minimum the Semi-Annual Exercise Periods. Participant may not submit a First Refusal Notice to the Company if the Company has previously submitted a Call Notice to Participant.

         3.5. LIMITATION ON CASH PAYMENT. The Company will in no event be required to make any payment which would, in the opinion of the Company's Board of Directors, (a) be in violation of applicable law, (b) violate a covenant imposed by a bank or other lender, lessor or other bona fide third-party contracting party of the Company, or (c) unreasonably limit the ability of the Company to meet its cash obligations in the ordinary course of business.

                                                                     EXHIBIT 4.3


         3.6. FURTHER ACTS. Whenever the Company will, pursuant to this Representation Statement, purchase Shares, each Participant or the legal representative of Participant will do all things and execute and deliver all papers as may be necessary to consummate such purchase.

         3.7. INDEBTEDNESS TO COMPANY OF PARTICIPANT. In the event the Company purchases an Participant's Shares pursuant to this Representation Statement, the Company may set off against the purchase price for the Shares any indebtedness owed to the Company by such Participant or his or her estate, whether or not such indebtedness is then due.

4.       TRANSFER RESTRICTIONS

         4.1. RESTRICTIONS ON TRANSFER. Until the earlier of a Qualified IPO and a Corporate Transaction (other than a Related Party Transaction), the Shares may be sold, assigned, pledged, transferred, encumbered or otherwise disposed of only in accordance with the provisions of this Representation Statement, the Plan and the Option Agreement. Except as otherwise provided in this Representation Statement or in the Plan and Option Agreement, such restrictions on transfer, however, will not apply to (a) a gratuitous transfer of the Shares, provided, and only if, the Participant obtains the Company's prior written consent to such transfer, (b) a transfer of title to the Shares effected pursuant to the Participant's will or the laws of intestate succession, or (c) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by the Participant in connection with the acquisition of the Shares.

         4.2. VOTING AGREEMENT. The Participant agrees to vote the Shares with and in proportion to how those investors named as parties on Attachment B to the Employee Stockholders Agreement dated as of August 4, 2000, by and among the Company and certain other stockholders of the Company, vote their shares of Series A Preferred Stock. This voting agreement is coupled with an interest and may not be revoked during the term of the Employee Stockholders Agreement, which agreement terminates upon the closing of a Qualified IPO.

         4.3. TRANSFEREE OBLIGATIONS. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Representation Statement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Representation Statement, the Plan, and the Option Agreement to the same extent the Shares would be so subject if retained by Participant.

5.       ASSIGNMENT SEPARATE FROM CERTIFICATE

         5.1. As security for the faithful performance of this Representation Statement,

                                                                     EXHIBIT 4.3


                  Participant agrees to execute and deliver a stock power in the form attached to this Representation Statement as Exhibit A, executed by Participant and by Participant's spouse, if any (with the transferee, certificate number, date and number of Shares left blank), to the Secretary of the Company or its designee ("ESCROW HOLDER"), who is hereby appointed to hold such stock power in escrow and to take all such actions, including stop transfer restrictions on the Company's stock records, and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Representation Statement. Participant and the Company agree that Escrow Holder will not be liable to any party to this Representation Statement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent relative thereto. Escrow Holder may rely on any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions contemplated in this Representation Statement. The Shares will be released from escrow upon termination of the restrictions imposed by this Representation Statement, except that such release will not affect the rights of the Company with respect to any pledge of Shares to the Company.

6.       SECURITIES LAW COMPLIANCE

         6.1. The Participant acknowledges that he or she is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Participant represents and warrants to the Company that he or she is acquiring these Shares for investment for the Participant's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT").

         6.2. The Participant further acknowledges that the Shares have not been registered under the Securities Act, are deemed to constitute "restricted securities" under Rule 701 and Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act and qualified under any applicable state securities laws or an exemption from such registration and qualification is available. The Participant further acknowledges that the Company is under no obligation to register the Shares under the Securities Act, and that any registration under Section 12(g) of the Securities Exchange Act of 1934 shall not change the nature of the "restricted securities".

         6.3. The Participant hereby confirms that the Participant understands that at the present time Rule 144 may not be relied on for the resale or distribution of the Shares by the Participant. The Participant understands that the Company has no obligation to the Participant to register the Shares with and has not represented to the Participant that it will so register the Shares.

                                                                     EXHIBIT 4.3


         6.4. The Participant further acknowledges that he or she is familiar with the provisions of Rule 701 and Rule 144, which Rules, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a nonpublic offering subject to the satisfaction of certain conditions. The Participant understands that if the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Participant will not be able to resell the Shares under Rule 701 (i) until at least ninety (90) days after the Company became subject to such reporting requirements (or any longer stand-off period, as discussed below, may require) and (ii) unless such resale satisfies those provisions of Rule 144 that are specified in Rule 701(g)(3). Even if the Company is not subject to such reporting requirements, the Shares may be resold in certain limited circumstances subject to satisfaction of all of the applicable provisions of Rule 144. The Participant further acknowledges that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required in order to resell the Shares. The Participant understands that no assurances can be given that any such registration will be made or any such exemption will be available in such event.

         6.5. The Participant hereby confirms that the Participant understands that because the Shares have not been registered under the Securities Act, the Participant must continue to bear the economic risk of the investment for an indefinite period of time and the Shares cannot be sold, except as permitted under the Plan and Option Agreement, unless the Shares are subsequently registered or an exemption from registration is available.

         6.6. The Participant further acknowledges and understands that all certificates representing any of the Shares shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting any other restrictions pursuant to the Company's Articles of Incorporation, Bylaws, the Option, the Plan and/or applicable securities laws.

         6.7. The Participant further agrees that, if so requested by the Company or any representative of the underwriters (the "MANAGING UNDERWRITER") in connection with any registration of the offering of any securities of the Company under the Securities Act, the Participant shall not sell or otherwise transfer any Shares or other securities of the Company up to 180 days, or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (the "MARKET STANDOFF PERIOD"), following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

                                                                     EXHIBIT 4.3


         6.8. The Participant further acknowledge and agrees that the Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the representations, warranties, agreements or other provisions contained in this Representation Statement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

         6.9. The Participant hereby agrees to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys' fees or legal expenses, incurred by the Company as a result of any breach by the Participant of, or any inaccuracy in, any representation, warranty or statement made by the Participant in this Representation Statement or the breach by the Participant of any terms or conditions of this Representation Statement.

7.       INDEPENDENT TAX ADVICE

         7.1. Participant acknowledges that determining the actual tax consequences to each particular Participant of exercising the Option or disposing of the Shares may be complicated. These tax consequences will depend, in part, on Participant's specific situation and may also depend on the resolution of currently uncertain tax law, and other variables not within the control of the Company. Participant is aware that Participant should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to Participant prior to exercising the Option or disposing of the Shares. Prior to exercising the Option, Participant either has consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the exercise of the Option in light of Participant's specific situation or has had the opportunity to consult with such a tax advisor but chose not to do so.

                  Submitted by Participant:



                  ----------------------------      ----------------------------
                  Printed Name                      Signature



                  ----------------------------
                  Date

                                                                     EXHIBIT 4.3


         By his or her signature below, the spouse of Participant, if such Participant is legally married as of the date of Participant's execution of this Agreement, acknowledges that he or she has read this Representation Statement and the Plan and is familiar with the terms and provisions of this Representation Statement and the Plan, and agrees to be bound by all the terms and conditions of this Representation Statement and the Plan.



                  ----------------------------      ----------------------------
                  Printed Name                      Signature



                  ----------------------------
                  Date

         By his or her signature below, Participant represents that he or she is not legally married as of the date of executing this Representation Statement.



                  ----------------------------      ----------------------------
                  Date                              Participant's Signature

                                                                     EXHIBIT 4.3


                                   EXHIBIT A


              STOCK POWER AND ASSIGNMENT SEPARATE FROM CERTIFICATE
    (Not to be Used Except as Permitted Under the Representation Statement)

TO BE COMPLETED BY AVANADE INC.


         FOR VALUE RECEIVED and pursuant to that certain Investment Representation Statement dated as of______________________________________,_______, the undersigned hereby sells, assigns and transfers unto_____________________________ ______ shares of the
Common Stock of Avanade Inc., a Washington corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. __ delivered herewith, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.



Dated:
       ------------------------------------------------------



Signature:
           ----------------------------------------------


Please print name:
                   --------------------------------------


Spouse's signature, if any:
                            --------------------------------------



Please print name:
                   -----------------------------------------------